Exhibit 99.1

[LOGO - ABLE LABORATORIES INC.]


Company Contact:
Investor Relations
(609) 495-2800
Email: IR@ablelabs.com

Able Laboratories, Inc. Files Proposed Plan of Reorganization and Disclosure Statement

Cranbury, NJ, March 3, 2006 - Able Laboratories, Inc. announced that it had filed a proposed Plan of Reorganization and Disclosure Statement relating to the Plan with the United States Bankruptcy Court for the District of New Jersey.

The Plan provides for the continuation of Able's business in order for it to complete its ongoing recall of products and other measures required by the FDA, for it to assist other government agencies with inquiries regarding Able's prior operations and to sell any remaining assets and wind down its operations.

Under the proposed Plan, claims secured by collateral or rights of setoff and claims entitled to priority in payment will be paid in full, to the extent they have not already been paid. The Plan provides that holders of general unsecured claims will receive a pro-rata portion of "Available Cash", as defined in the Plan. The percentage distribution to be paid to holders of general unsecured claims is uncertain and will depend upon the amount of general unsecured claims that are allowed and the amount of Available Cash. In addition, under the Plan, general unsecured claims in amounts of $500 or less will be paid in full. The Plan and Disclosure Statement also provide that holders of subordinated claims, if any, will not receive any distributions unless all general unsecured claims are paid in full, and that it is extremely remote that general unsecured claims will paid in full. Furthermore, the Plan and Disclosure Statement state that equity interests will not receive any distributions unless all general unsecured claims and subordinated claims are paid in full, which also is extremely remote, and that the equity of the company has no value.

The Plan will be funded from the assets held by Able, which primarily consists of cash remaining from the sale of the majority of Able's assets to Sun Pharmaceutical Industries, Inc. The Plan also provides for the creation of a litigation trust to hold and assert, for the benefit of Able's creditors, certain claims and causes of action held by Able.

The Bankruptcy Court has scheduled a hearing to approve the Disclosure Statement on April 6, 2006 at the United States Bankruptcy Court in Trenton, New Jersey. Should the Disclosure Statement be approved at that time, it is anticipated that a hearing on confirmation of the Plan will be scheduled in May, 2006.

There can be no assurance at this time that the Disclosure Statement will be approved or that the Plan proposed by Able will be confirmed by the Bankruptcy Court either on the schedule set forth above or at all, or that, if confirmed and consummated, the Plan will achieve its objectives as described above.

Further information on the company may be found on the company's web site, www.ablelabs.com.This release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. The forward-looking statements are subject to risks and uncertainties that include, but are not limited to, those identified in Able's press releases and the Disclosure Statement. You should not place undue reliance on those statements because they speak only as of the date of this release, and many factors could affect actual results, which could differ materially from the forward-looking statements.

All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.